

<ARTICLE>                     5
<LEGEND>
RESTATEMENT OF EARNINGS PER SHARE

     In February 1997, the Financial Accounting Standards Board issued Statement of Accounting Standards No. 128, "Earnings per Share" (SFAS 128). SFAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share.

     On  October  30,  1997,  the  Company  acquired  Neutronics  Holdings  A.G.
("Neutronics"),  an electronics  manufacturing services provider with operations located  in  Austria  and  Hungary.  The  acquisition  was  accounted  for  as a
pooling-of-interests   and  all  financial   statements   presented   have  been
retroactively restated to include the results of Neutronics.

     The Company's financial statements for each of the quarters of the years ended March 31, 1997 have been restated to correct the Company's accounting for the acquisition of the Astron Group Limited to conform to United States
Generally Accepted Principles.

     The following tables restate financial data schedules for the fiscal year ended March 31, 1996 giving effect to the application of SFAS No. 128, the restatement of the Company's prior results to include the results of Neutronics and the restatement of the Company's prior results to correct the accounting for the acquisition of the Astron Group :
</LEGEND>
<RESTATED>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                       MAR-31-1996
<PERIOD-START>                          APR-01-1995
<PERIOD-END>                            MAR-31-1996
<CASH>                                        8,647
<SECURITIES>                                      0
<RECEIVABLES>                               101,040
<ALLOWANCES>                                  3,766
<INVENTORY>                                  65,945
<CURRENT-ASSETS>                            182,296
<PP&E>                                      133,936
<DEPRECIATION>                               42,144
<TOTAL-ASSETS>                              309,267
<CURRENT-LIABILITIES>                       156,769
<BONDS>                                           0
<PREFERRED-MANDATORY>                             0
<PREFERRED>                                       0
<COMMON>                                        104
<OTHER-SE>                                   85,467
<TOTAL-LIABILITY-AND-EQUITY>                309,267
<SALES>                                     572,045
<TOTAL-REVENUES>                            572,045
<CGS>                                       517,732
<TOTAL-COSTS>                               577,420
<OTHER-EXPENSES>                              1,394
<LOSS-PROVISION>                                  0
<INTEREST-EXPENSE>                            3,529
<INCOME-PRETAX>                             (10,299)
<INCOME-TAX>                                  3,847
<INCOME-CONTINUING>                         (14,146)
<DISCONTINUED>                                    0
<EXTRAORDINARY>                                   0
<CHANGES>                                         0
<NET-INCOME>                                (14,146)
<EPS-PRIMARY>                                 (0.92)
<EPS-DILUTED>                                 (0.92)


